COLE CREDIT PROPERTY TRUST II, INC.

SUPPLEMENT NO. 11 DATED OCTOBER 30, 2006

TO THE PROSPECTUS DATED JUNE 27, 2005

This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated June 27, 2005, Supplement No. 1 dated October 20, 2005, Supplement No. 2 dated December 2, 2005, Supplement No. 3 dated December 23, 2005, Supplement No. 4 dated February 1, 2006, Supplement No. 5 dated March 10, 2006, Supplement No. 6 dated March 23, 2006, Supplement No. 7 dated May 5, 2006, Supplement No. 8 dated June 23, 2006, Supplement No. 9 dated August 4, 2006 and Supplement No. 10 dated September 25, 2006. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe or include the following:

(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 87,000 rentable square feet in Wichita, Kansas;

(3)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 130,000 rentable square feet in Lubbock, Texas;

(4)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 130,000 rentable square feet in Midland, Texas;

(5)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 7,000 rentable square feet in Grand Bay, Alabama;

(6)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 7,000 rentable square feet in Hurley, Mississippi;

(7)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 7,000 rentable square feet in Rainsville, Alabama;

(8)	the acquisition of a single-tenant, net leased commercial property, containing approximately 41,000 rentable square feet in O’Fallon, Illinois;

(9)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 15,000 rentable square feet in Glassport, Pennsylvania;

(10)	the acquisition of a multi-tenant, net leased commercial retail property, containing approximately 10,000 rentable square feet in Topeka, Kansas;

(11)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 15,000 rentable square feet in Hanover Borough, Pennsylvania;

(12)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 127,000 rentable square feet in Peoria, Illinois;

(13)	the potential acquisition of a single-tenant, net leased commercial retail property, containing approximately 20,000 rentable square feet in Oxford, Mississippi;

(14)	the potential acquisition of a single-tenant, net leased commercial retail property, containing approximately 20,000 rentable square feet in Enterprise, Alabama;

(15)	the potential acquisition of a single-tenant, net leased commercial retail property, containing approximately 25,000 rentable square feet in La Grange, Texas;

(16)	the potential acquisition of a single-tenant, net leased commercial retail property, containing approximately 24,000 rentable square feet in Peru, Illinois; and

(17)	updated financial information regarding Cole Credit Property Trust II, Inc. and the acquired properties.

Status of the Offering

We commenced our initial public offering of shares of our common stock on June 27, 2005. We have accepted investors’ subscriptions received through October 24, 2006, and have issued an aggregate of approximately 21.2 million shares of our common stock to stockholders, with gross proceeds of approximately $212.1 million distributed to us. For additional information, see the “Plan of Distribution – Subscription Process” section of the prospectus beginning on page 133.

Real Property Investments

The section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus is supplemented with the following information:

Kohl’s — Wichita, Kansas

On September 27, 2006, Cole KO Wichita KS, LP, a Delaware limited partnership (“KO Wichita”), in which Cole Operating Partnership II, LP (“Cole OP II”), our operating partnership, is the sole limited partner and a wholly-owned subsidiary of Cole OP II is the sole general partner, acquired a 100% fee simple interest in an approximately 87,000 square foot single-tenant retail building (the “KO Wichita Property”) from ELJ, L.L.C. , which is not affiliated with us, our subsidiaries or affiliates. The KO Wichita Property was constructed in 1996 on an approximately 9.0 acre site in Wichita, Kansas. The area surrounding the KO Wichita Property is shared by commercial, retail and residential developments.

The purchase price of the KO Wichita Property was approximately $7.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $5.2 million loan (the “KO Wichita Loan”) from Bear Stearns Commercial Mortgage (“Bear Stearns”), which is secured by the KO Wichita Property, the LO Midland Property, the LO Lubbock Property, each as defined in this supplement, and the OT Oxford Property, as defined in Supplement No. 10 filed on September 25, 2006. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $157,000 and our advisor a finance coordination fee of $52,000.

The KO Wichita Property is 100% leased to Kohl’s Illinois, Inc. (“Kohl’s Illinois”), a wholly-owned subsidiary of Kohl’s Corporation (“Kohl’s”), which guarantees the lease. The KO Wichita Property is subject to a net lease, which commenced on March 8, 1996, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $601,759 is fixed through the first twenty years of the initial lease term, which expires January 28, 2017. Kohl’s Illinois has six options to renew the lease, each for an additional five-year term beginning on January 29, 2017, with rental escalations of 5.0% at the beginning of each five-year renewal term.

Kohl’s operates over 730 retail department stores in 41 states. Kohl’s has a Standard and Poor’s credit rating of “BBB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “KSS.”

Cole Realty Advisors, Inc. (“Cole Realty”) has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the KO Wichita Property and will receive a property management fee of 2.0% of the monthly gross revenue from the KO Wichita Property. We currently have no plans for any renovations, improvements or development of the KO Wichita Property. We believe the KO Wichita Property is adequately insured.

The KO Wichita Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on September 1, 2016 (the “KO Wichita Maturity Date”). The KO Wichita Loan is generally non-recourse to KO Wichita and Cole OP II, but both are liable for customary non-recourse carveouts.

The KO Wichita Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the KO Wichita Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the KO Wichita Loan. Notwithstanding the prepayment limitations, KO Wichita may sell the KO Wichita Property to a buyer that assumes the KO Wichita Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the KO Wichita Property.

In the event the KO Wichita Loan is not paid off on the KO Wichita Maturity Date, the KO Wichita Loan includes hyperamortization provisions. The KO Wichita Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the KO Wichita Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the KO Wichita Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the KO Wichita Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.11% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 11.11% per annum. Notwithstanding the forgoing, failure to make any required payments under the KO Wichita Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

Lowe’s — Lubbock, Texas

On September 27, 2006, Cole LO Lubbock TX, LP, a Delaware limited partnership (“LO Lubbock”), in which Cole OP II is the sole limited partner and a wholly-owned subsidiary of Cole OP II is the sole general partner, acquired a 100% fee simple interest in an approximately 130,000 square foot single-tenant retail building (the “LO Lubbock Property”) from Midway Court, L.P. (“Midway”), which is not affiliated with us, our subsidiaries or affiliates. The LO Lubbock Property was constructed in 1996 on an approximately 16.6 acre site in Lubbock, Texas. The area surrounding the LO Lubbock Property is shared by commercial, retail and residential developments.

The purchase price of the LO Lubbock Property was approximately $11.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.5 million loan (the “LO Lubbock Loan”) from Bear Stearns, which is secured by the LO Lubbock Property, the KO Wichita Property, the LO Midland Property and the OT Oxford Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $230,000 and our advisor a finance coordination fee of approximately $75,000.

The LO Lubbock Property is 100% leased to Lowe’s Home Centers, Inc. (“Lowe’s Home”), which is a wholly-owned subsidiary of Lowe’s Companies, Inc. (“Lowe’s”), which guarantees the lease. The LO Lubbock Property is subject to a net lease, which commenced on May 1, 1996, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $861,280 is fixed through the initial lease term, which expires April 30, 2016 and all renewal options. Lowe’s has six options to renew the lease, each for an additional five-year term beginning on May 1, 2016.

Lowe’s operates retail home improvement stores across the United States and Canada. Lowe’s has a Standard & Poor’s Credit Rating of “A+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “LOW”.

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the LO Lubbock Property and will receive a property management fee of 2.0% of the monthly gross revenue from the LO Lubbock Property. We currently have no plans for any renovations, improvements or development of the LO Lubbock Property. We believe the LO Lubbock Property is adequately insured.

The LO Lubbock Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on September 1, 2016 (the “LO Lubbock Maturity Date”). The LO Lubbock Loan is generally non-recourse to LO Lubbock and Cole OP II, but both are liable for customary non-recourse carveouts.

The LO Lubbock Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the LO Lubbock Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the LO Lubbock Loan. Notwithstanding the prepayment limitations, LO Lubbock may sell the LO Lubbock Property to a buyer that assumes the LO Lubbock Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the LO Lubbock Property.

In the event the LO Lubbock Loan is not paid off on the LO Lubbock Maturity Date, the LO Lubbock Loan includes hyperamortization provisions. The LO Lubbock Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the LO Lubbock Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the LO Lubbock Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the LO Lubbock Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.11% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 11.11% per annum. Notwithstanding the forgoing, failure to make any required payments under the LO Lubbock Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

Lowe’s — Midland, Texas

On September 27, 2006, Cole LO Midland TX, LP, a Delaware limited partnership (“LO Midland”), in which Cole OP II is the sole limited partner and a wholly-owned subsidiary of Cole OP II is the sole general partner, acquired a 100% fee simple interest in an approximately 130,000 square foot single-tenant retail building (the “LO Midland Property”) from Midway. The LO Midland Property was constructed in 1996 on an approximately 18.5 acre site in Midland, Texas. The area surrounding the LO Midland Property is shared by commercial, retail and residential developments.

The purchase price of the LO Midland Property was approximately $11.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.2 million loan (the “LO Midland Loan”) from Bear Stearns, which is secured by the LO Midland Property, the KO Wichita Property, the LO Lubbock Property and the OT Oxford Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $222,000 and our advisor a finance coordination fee of approximately $72,000.

The LO Midland Property is 100% leased to Lowe’s Home, which is a wholly-owned subsidiary of Lowe’s, which guarantees the lease. The LO Midland Property is subject to a net lease, which commenced on May 1, 1996, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $829,960 is fixed through the initial lease term which expires April 30, 2016 and all renewal options. Lowe’s has six options to renew the lease, each for an additional five-year term beginning on May 1, 2016.

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the LO Midland Property and will receive a property management fee of 2.0% of the monthly gross revenue from the LO Midland Property. We currently have no plans for any renovations, improvements or development of the LO Midland Property. We believe the LO Midland Property is adequately insured.

The LO Midland Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on September 1, 2016 (the “LO Midland Maturity Date”). The LO Midland Loan is generally non-recourse to LO Midland and Cole OP II, but both are liable for customary non-recourse carveouts.

The LO Midland Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the LO Midland Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the LO Midland Loan. Notwithstanding the prepayment limitations, LO Midland may sell the LO Midland Property to a buyer that assumes the LO Midland Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the LO Midland Property.

In the event the LO Midland Loan is not paid off on the LO Midland Maturity Date, the LO Midland Loan includes hyperamortization provisions. The LO Midland Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the LO Midland Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the LO Midland Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the LO Midland Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.11% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 11.11% per annum. Notwithstanding the forgoing, failure to make any required payments under the LO Midland Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

Advance Auto — Grand Bay, Alabama

On September 29, 2006, Cole AA Grand Bay AL, LLC, a Delaware limited liability company (“AA Grand Bay”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Grand Bay Property”), from Grand Bay Tenn, LLC which is not affiliated with us, our subsidiaries or affiliates. The AA Grand Bay Property was constructed in 2005 on an approximately 1.0 acre site in Grand Bay, Alabama. The area surrounding the AA Grand Bay Property is shared by commercial, retail and residential developments.

The purchase price of the AA Grand Bay Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $22,000.

The AA Grand Bay Property is 100% leased to Advance Stores Company, Inc. (“Advance Auto”). The AA Grand Bay Property is subject to a net lease, which commenced on August 25, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $84,786 is fixed through the first ten years of the initial lease term and increases to $93,265 in the eleventh year through the remainder of the initial lease term, which expires August 31, 2020. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on September 1, 2020, with rental escalations of 5.0% at the beginning of each five-year renewal term.

Advance Auto operates over 2,800 auto parts stores in 40 states, Puerto Rico and the Virgin Islands. Advance Auto has a Standard and Poor’s credit rating of “BB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “AAP.”

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Grand Bay Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Grand Bay Property. We currently have no plans for any renovations, improvements or development of the AA Grand Bay Property. We believe the AA Grand Bay Property is adequately insured.

Advance Auto — Hurley, Mississippi

On September 29, 2006, Cole AA Hurley MS, LLC, a Delaware limited liability company (“AA Hurley”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Hurley Property”), from Hurley Tenn, LLC. The AA Hurley Property was constructed in 2005 on an approximately 0.85 acre site in Hurley, Mississippi. The area surrounding the AA Hurley Property is shared by retail and residential developments.

The purchase price of the AA Hurley Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $22,000.

The AA Hurley Property is 100% leased to Advance Auto. The AA Hurley Property is subject to a net lease, which commenced on March 9, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $82,324 is fixed through the first ten years of the initial lease term and increases to $90,556 in the eleventh year through the remainder of the initial lease term, which expires March 31, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on April 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Hurley Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Hurley Property. We currently have no plans for any renovations, improvements or development of the AA Hurley Property. We believe the AA Hurley Property is adequately insured.

Advance Auto — Rainsville, Alabama

On September 29, 2006, Cole AA Rainsville AL, LLC, a Delaware limited liability company (“AA Rainsville”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Rainsville Property”), from Rainsville Tenn, LLC. The AA Rainsville Property was constructed in 2005 on an approximately 0.88 acre site in Rainsville, Alabama. The area surrounding the AA Rainsville Property is shared by retail and residential developments.

The purchase price of the AA Rainsville Property was approximately $1.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $27,000.

The AA Rainsville Property is 100% leased to Advance Auto. The AA Rainsville Property is subject to a net lease, which commenced on December 18, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $100,928 is fixed through the first ten years of the initial lease term and increases to $111,021 in the eleventh year through the remainder of the initial lease term, which expires December 31, 2020. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on January 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Rainsville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Rainsville Property. We currently have no plans for any renovations, improvements or development of the AA Rainsville Property. We believe the AA Rainsville Property is adequately insured.

Golds Gym – O’Fallon, Illinois

On September 29, 2006, Cole GG O’Fallon IL, LLC, a Delaware limited liability company (“GG O’Fallon”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 41,000 square foot single-tenant commercial building (the “GG O’Fallon Property”) from Scannell Properties #34, LLC, which is not affiliated with us, our subsidiaries or affiliates. The GG O’Fallon Property was constructed in 2005 on an approximately 4.5 acre site in O’Fallon, Illinois. The area surrounding the GG O’Fallon Property is shared by commercial and residential developments.

The purchase price of the GG O’Fallon Property was $7.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $5.8 million loan (the “GG O’Fallon Loan”)from Wachovia Bank, N.A. (“Wachovia”), which is secured by the GG O’Fallon Property, the WG Picayune Property and the CV Clinton Property, each as defined in Supplement No. 10 filed on September 25, 2006. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $146,000 and our advisor a finance coordination fee of approximately $37,000.

The GG O’Fallon Property is 100% leased to Gold’s St Louis, LLC, which is a wholly-owned subsidiary of Gold’s Gym International, Inc. (“Gold’s Gym”), which guarantees the lease. The GG O’Fallon Property is subject to a net lease, which commenced on October 1, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $588,000 is fixed through the first ten years of the initial lease term and increases to $617,000 for the remainder of the initial lease term, which expires September 30, 2019. The tenant has two options to renew the lease, each for an additional five-year term beginning on October 1, 2019, with rental escalations of 5.0% at the beginning of each five-year renewal term.

Gold’s Gym is an international chain of fitness centers. Gold’s Gym operates over 650 fitness centers in 27 countries and 45 states in the US. In additional to operating fitness centers, Gold’s Gym, licenses its name to fitness equipment, dietary supplements, and clothing sold in major retail outlets throughout the United States. In determining the creditworthiness of Gold’s Gym, we considered a variety of factors, including historical financial information and financial performance and local market position.

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the GG O’Fallon Property and will receive a property management fee of 2.0% of the monthly gross revenue from the GG O’Fallon Property. We currently have no plans for any renovations, improvements or development of the GG O’Fallon Property. We believe the GG O’Fallon Property is adequately insured.

The GG O’Fallon Loan consists of an approximately $3.7 million fixed interest rate tranche (the “GG O’Fallon Fixed Rate Tranche”) and an approximately $2.1 million variable interest rate tranche (the “GG O’Fallon Variable Rate Tranche”). The GG O’Fallon Fixed Rate Tranche has a fixed interest rate of 5.83% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on October 11, 2016 (the “GG O’Fallon Maturity Date”). The GG O’Fallon Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on December 27, 2006. The GG O’Fallon Loan is generally non-recourse to GG O’Fallon and Cole OP II, but both are liable for customary non-recourse carveouts.

The GG O’Fallon Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the GG O’Fallon Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the GG O’Fallon Loan. Notwithstanding the prepayment limitations, GG O’Fallon may sell the GG O’Fallon Property to a buyer that assumes the GG O’Fallon Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the GG O’Fallon Property.

In the event the GG O’Fallon Loan is not paid off on the GG O’Fallon Maturity Date, the GG O’Fallon Loan includes hyperamortization provisions. The GG O’Fallon Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the GG O’Fallon Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the GG O’Fallon Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the GG O’Fallon Loan. Any remaining amount will be applied to the reduction of the principal balance of the GG O’Fallon Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.83% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the GG O’Fallon Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

Rite Aid – Glassport, Pennsylvania

On October 4, 2006, Cole RA Glassport PA, LLC, a Delaware limited liability company (“RA Glassport”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 15,000 square foot single-tenant retail building (the “RA Glassport Property”) from GVH (Glassport), L.P., which is not affiliated with us, our subsidiaries or affiliates. The RA Glassport Property was constructed in 2006 on an approximately 1.8 acre site in Glassport Borough, Pennsylvania. The area surrounding the RA Glassport Property is shared by commercial and residential developments.

The purchase price of the RA Glassport Property was approximately $3.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.3 million loan from Bear Stearns, which is secured by the RA Glassport Property (the “RA Glassport Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $76,000 and our advisor a finance coordination fee of approximately $23,000.

The RA Glassport Property is 100% leased to Rite Aid of Pennsylvania, Inc. (“RA Pennsylvania”), which is a wholly-owned subsidiary of Rite Aid Corporation (“Rite Aid”), which guarantees the lease. The RA Glassport Property is subject to a net lease, which commenced on June 19, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $295,504 is fixed through the initial lease term, which expires July 31, 2026. RA Pennsylvania has six options to renew the lease, each for an additional five-year term beginning on August 1, 2026, with rental escalations of 5.0% at the beginning of each five-year renewal term.

Rite Aid has operates over 3,300 stores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD.”

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Glassport Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Glassport Property. We currently have no plans for any renovations, improvements or development of the RA Glassport Property. We believe the RA Glassport Property is adequately insured.

The RA Glassport Loan has a fixed interest rate of 6.10% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on November 1, 2016 (the “RA Glassport Maturity Date”). The RA Glassport Loan is generally non-recourse to RA Glassport and Cole OP II, but both are liable for customary non-recourse carveouts.

The RA Glassport Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Glassport Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Glassport Loan. Notwithstanding the prepayment limitations, RA Glassport may sell the RA Glassport Property to a buyer that assumes the RA Glassport Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the RA Glassport Property.

Failure to make any required payments under the RA Glassport Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

David’s Bridal and RadioShack – Topeka, Kansas

On October 13, 2006, Cole MT Topeka KS, LLC, a Delaware limited liability company (“MT Topeka”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 10,000 square foot multi-tenant retail building (the “MT Topeka Property”) from Topeka Holdings, LLC, which is not affiliated with us, our subsidiaries or affiliates. The MT Topeka Property was constructed in 2006 on an approximately 0.98 acre site in Topeka, Kansas. The area surrounding the MT Topeka Property is shared by commercial and residential developments.

The purchase price of the MT Topeka Property was approximately $3.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $60,000.

The MT Topeka Property is 100% leased to two tenants, David’s Bridal, Inc. (“David’s Bridal”), a wholly-owned subsidiary of Federated Department Stores, Inc. and RadioShack Corporation (“RadioShack”).

The lease to David’s Bridal (the “David’s Bridal Lease”) is a net lease that commenced on August 4, 2006, pursuant to which David’s Bridal is required to pay substantially all operating expenses, capital expenditures, and a proportionate amount of common area maintenance charges in addition to base rent. The current aggregate annual base rent is $166,625, with increases of 10% every five years, beginning on September 1, 2011 of the initial lease term, which expires October 31, 2016. David’s Bridal has two options to renew the David’s Bridal Lease, each for an additional five-year term. There are no rental escalations during the renewal periods.

David’s Bridal is a bridal retailer, operating over 250 stores across the United States. In determining the creditworthiness of David’s Bridal we considered a variety of factors, including historical financial information and financial performance, regional market position, and the forecasted financial performance of David’s Bridal.

The lease to RadioShack (the “RadioShack Lease”) is a net lease that commenced on September 13, 2006, pursuant to which RadioShack is required to pay substantially all operating expenses, capital expenditures, and a proportionate amount of common area maintenance charges in addition to base rent. The current aggregate annual base rent is $60,000, which is fixed through the initial lease term, which expires January 31, 2012. RadioShack has three options to renew the RadioShack Lease, each for an additional five-year term, with rental escalations of 10% at the beginning of each five-year renewal term.

RadioShack operates over 7,000 retail outlets across the United States and Puerto Rico. RadioShack has a Standard & Poor’s Credit Rating of “BB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “RSH”.

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MT Topeka Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MT Topeka Property. We currently have no plans for any renovations, improvements or development of the MT Topeka Property. We believe the MT Topeka Property is adequately insured.

Rite Aid – Hanover, Pennsylvania

On October 17, 2006, Cole RA Hanover PA, LLC, a Delaware limited liability company (“RA Hanover”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 15,000 square foot single-tenant retail building (the “RA Hanover Property”) from GVH (Hanover), L.P., which is not affiliated with us, our subsidiaries or affiliates. The RA Hanover Property was constructed in 2006 on an approximately 3.9 acre site in Hanover Borough, Pennsylvania. The area surrounding the RA Hanover Property is shared by commercial and residential developments.

The purchase price of the RA Hanover Property was approximately $6.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.1 million loan from Bear Stearns, which is secured by the RA Hanover Property (the “RA Hanover Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $127,000 and our advisor a finance coordination fee of approximately $41,000.

The RA Hanover Property is 100% leased to RA Pennsylvania, which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Hanover Property is subject to a net lease, which commenced on October 11, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $493,787 is fixed through the initial lease term, which expires October 31, 2026. RA Pennsylvania has four options to renew the lease, each for an additional five-year term beginning on November 1, 2026, with rental escalations of 3.0% at the beginning of each five-year renewal term.

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Hanover Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Hanover Property. We currently have no plans for any renovations, improvements or development of the RA Hanover Property. We believe the RA Hanover Property is adequately insured.

The RA Hanover Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on November 1, 2016 (the “RA Hanover Maturity Date”). The RA Hanover Loan is generally non-recourse to RA Hanover and Cole OP II, but both are liable for customary non-recourse carveouts.

The RA Hanover Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Hanover Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Hanover Loan. Notwithstanding the prepayment limitations, RA Hanover may sell the RA Hanover Property to a buyer that assumes the RA Hanover Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the RA Hanover Property.

Failure to make any required payments under the RA Hanover Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

American TV & Appliance – Peoria, Illinois

On October 23, 2006, Cole AM Peoria IL, LLC, a Delaware limited liability company (“AM Peoria”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 127,000 square foot single-tenant retail building (the “AM Peoria Property”) from ATP I, LLC, which is not affiliated with us, our subsidiaries or affiliates. The AM Peoria Property was constructed in 2003 on an approximately 12.5 acre site in Peoria, Illinois. The area surrounding the AM Peoria Property is shared by commercial, retail and residential developments.

The purchase price of the AM Peoria Property was $11.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.4 million loan from General Electric Capital Business Asset Funding Corporation, which was assumed by Cole OP II and secured by the AM Peoria Property (the “AM Peoria Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $230,000 and our advisor a finance coordination fee of approximately $74,000.

The AM Peoria Property is 100% leased to American TV & Appliance of Madison, Inc. (“American TV”). The AM Peoria Property is subject to a net lease, which commenced on September 24, 2003, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $840,750 has rental escalations of 10% on October 1, 2008 and October 1, 2013. The initial lease term expires September 23, 2018. American TV has eight options to renew the lease, each for an additional five-year term beginning on September 24, 2018, with rental escalations of 7.5% at the beginning of each five-year renewal term.

American TV was founded in 1954 and currently operates 15 retail electronic stores in five states across the midwest United States. In determining the creditworthiness of American TV, we considered a variety of factors, including historical financial information and financial performance and local market position.

Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AM Peoria Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AM Peoria Property. We currently have no plans for any renovations, improvements or development of the AM Peoria Property. We believe the AM Peoria Property is adequately insured.

The AM Peoria Loan has a fixed interest rate of 6.0% per annum (the “AM Peoria Interest Rate”) with monthly principal and interest payments and the outstanding principal and any accrued interest due on October 1, 2018. The AM Peoria Loan may be prepaid in whole, but not in part, subject to a prepayment premium. The AM Peoria Loan is generally non-recourse to AM Peoria and Cole OP II, but both are liable for customary non-recourse carveouts. In the event the AM Peoria Loan is not paid off on the maturity date, the AM Peoria Loan would become subject to default provisions, including, that all obligations would become immediately due and payable and the AM Peoria Loan would be subject to a default interest rate equal to the AM Peoria Interest Rate plus 500 basis points or 15% per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law.

Potential Property Investments

Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We will decide whether to acquire these properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.

Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

Office Depot – Oxford, Mississippi

Series C, LLC (“Series C”) an affiliate of our advisor, has entered into an agreement to purchase an approximately 20,000 square foot single-tenant retail building on an approximately 2.7 acre site located in Oxford, Mississippi (the “OD Oxford Property”), for a purchase price of approximately $3.5 million, exclusive of closing costs (the “OD Oxford Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Series C will assign all of its rights and obligations under the OD Oxford Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.

The OD Oxford Property was constructed in 2006 and is 100% leased to Office Depot, Inc. (“Office Depot”). The OD Oxford Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $264,000 is fixed through the first ten years of the initial lease term and increases to $290,400 in the eleventh year through the remainder of the initial lease term, which expires October 31, 2021. Office Depot has three options to renew the lease, each for an additional five-year term beginning on November 1, 2021, with rental escalations of 10.0% at the beginning of each five-year renewal term.

We expect to purchase the OD Oxford Property with proceeds from our ongoing public offering and an approximately $2.3 million loan to be secured by the OD Oxford Property (the “OD Oxford Property Loan”). We expect the loan to be a ten-year fixed rate, interest only loan.

Office Depot – Enterprise, Alabama

Cole Acquisitions I, LLC (“Cole Acquisitions”) has entered into an agreement to purchase an approximately 20,000 square foot single-tenant retail building on an approximately 4.2 acre site located in Enterprise, Alabama (the “OD Enterprise Property”), for a purchase price of approximately $2.9 million, exclusive of closing costs (the “OD Enterprise Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Cole Acquisitions will assign all of its rights and obligations under the OD Enterprise Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.

The OD Enterprise Property was constructed in 2006 and is 100% leased to Office Depot. The OD Enterprise Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $215,000 is fixed through the first ten years of the initial lease term and increases to $225,000 in the eleventh year through the remainder of the initial lease term, which expires October 31, 2021. Office Depot has three options to renew the lease, each for an additional five-year term beginning on November 1, 2021, with rental escalations of 10.0% at the beginning of each five-year renewal term.

We expect to purchase the OD Enterprise Property with proceeds from our ongoing public offering and an approximately $1.9 million loan to be secured by the OD Enterprise Property (the “OD Enterprise Property Loan”). We expect the loan to be a ten-year fixed rate, interest only loan.

Tractor Supply – La Grange, Texas

Cole Acquisitions has entered into an agreement to purchase an approximately 25,000 square foot single-tenant retail building on an approximately 4.5 acre site located in La Grange, Texas (the “TS La Grange Property”), for a purchase price of approximately $2.6 million, exclusive of closing costs (the “TS La Grange Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Cole Acquisitions will assign all of its rights and obligations under the TS La Grange Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.

The TS La Grange Property was constructed in 2006 and is 100% leased to Tractor Supply Co. of Texas, LP, a wholly-owned subsidiary of Tractor Supply Company (“Tractor Supply”), which guarantees the lease. The TS La Grange Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $189,000 has rental escalations of 10% beginning on June 1, 2011 and June 1, 2016. The initial lease term expires May 31, 2021. Tractor Supply has four options to renew the lease, each for an additional five-year term beginning on June 1, 2021, with rental escalations of 10.0% at the beginning of each five-year renewal term.

We expect to purchase the TS La Grange Property with proceeds from our ongoing public offering and an approximately $1.3 million loan to be secured by the TS La Grange Property (the “TS La Grange Property Loan”). We expect the loan to be a ten-year fixed rate, interest only loan.

Staples – Peru, Illinois

Cole Acquisitions has entered into an agreement to purchase an approximately 24,000 square foot single-tenant retail building on an approximately 2.3 acre site located in Peru, Illinois (the “ST Peru Property”), for a purchase price of approximately $3.2 million, exclusive of closing costs (the “ST Peru Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Cole Acquisitions will assign all of its rights and obligations under the ST Peru Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.

The ST Peru Property was constructed in 1998 and is 100% leased to Staples, Inc. (“Staples”) The ST Peru Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $257,194 has rental escalations of 1% every five-years of the initial lease term, which expires June 30, 2013, and all renewal options. Staples has three options to renew the lease, each for an additional five-year term beginning on July 1, 2013.

We expect to purchase the ST Peru Property with proceeds from our ongoing public offering and an approximately $2.1 million loan to be secured by the ST Peru Property (the “ST Peru Property Loan”). We expect the loan to be a ten-year fixed rate, interest only loan.

SUMMARY FINANCIAL INFORMATION OF BUSINESSES ACQUIRED

Summary Financial Data

Kohl’s Corporation

Kohl’s – Wichita, Kansas

Overview

On September 27, 2006, we acquired an approximately 87,000 square foot single-tenant retail building on an approximately 9.0 acre site located in Wichita, Kansas (the “KO Wichita Property”), which was constructed in 1996. The KO Wichita Property is 100% leased to Kohl’s Illinois, Inc. a wholly-owned subsidiary of Kohl’s Corporation (“Kohl’s”) which guarantees the lease. The KO Wichita Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the KO Wichita Property was approximately $7.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $5.2 million loan secured by the KO Wichita Property, the OT Oxford Property, the LO Midland Property and the LO Lubbock Property.

Kohl’s currently operates approximately 730 retail department stores in 41 states. Kohl’s has a Standard & Poor’s Credit Rating of “BBB+” and it’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “KSS”.

In evaluating the KO Wichita Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location; visibility and access; age of the property; physical condition and curb appeal; neighboring property uses; local market conditions; including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the KO Wichita Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Kohl’s, is more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies – Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property acquired.

Kohl’s currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Kohl’s are taken from its previously filed public reports:

	For the Six Months Ended	For the Fiscal Year Ended
	7/29/2006	1/28/2006	1/29/2005	1/31/2004
		(in millions)
Consolidated Statements of Operations
Revenues	$6,476	$13,402	$11,701	$10,282
Operating Income	658	1,416	1,193	951
Net Income	400	842	703	546
	As of	As of the Fiscal Year Ended
	7/29/2006	1/28/2006	1/29/2005	1/31/2004
		(in millions)
Consolidated Balance Sheets
Total Assets	$8,649	$9,153	$7,979	$6,691
Long-term Debt	1,041	1,046	1,103	1,076
Stockholders’ Equity	5,319	5,957	5,034	4,212

For more detailed financial information regarding Kohl’s, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov .

Summary Financial Data

Lowe’s Companies, Inc.

Lowe’s – Lubbock, Texas

Overview

On September 27, 2006, we acquired an approximately 130,000 square foot single-tenant retail building on an approximately 16.6 acre site located in Lubbock, Texas (the “LO Lubbock Property”), which was constructed in 1996. The LO Lubbock Property is 100% leased to Lowe’s Home Centers, Inc. (“Lowe’s Home”), a wholly-owned subsidiary of Lowe’s Companies, Inc. (“Lowe’s”), which guarantees the lease. The LO Lubbock Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the LO Lubbock Property was approximately $11.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.5 million loan secured by the KO Wichita Property, the OT Oxford Property, the LO Midland Property and the LO Lubbock Property.

Lowe’s – Midland, Texas

Overview

On September 27, 2006, we acquired an approximately 130,000 square foot single-tenant retail building on an approximately 18.5 acre site located in Midland, Texas (the “LO Midland Property”), which was constructed in 1996. The LO Midland Property is 100% leased to Lowe’s Home, a wholly-owned subsidiary of Lowe’s, which guarantees the lease. The LO Midland Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the LO Midland Property was approximately $11.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.2 million loan secured by the KO Wichita Property, the OT Oxford Property, the LO Midland Property and the LO Lubbock Property.

Lowe’s operates retail home improvement stores across the United States and Canada. Lowe’s has a Standard & Poor’s Credit Rating of “A+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “LOW”.

In evaluating the LO Midland Property and the LO Lubbock Property as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location; visibility and access; age of the property; physical condition and curb appeal; neighboring property uses; local market conditions; including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the LO Midland Property and LO Lubbock Property are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Lowe’s, are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies – Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

Lowe’s currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Lowe’s are taken from its previously filed public reports:

	For the Six Months Ended	For the Fiscal Year Ended
	8/4/2006	2/3/2006	1/28/2005	1/30/2004
		(in millions)
Consolidated Statements of Operations
Revenues	$25,310	$43,243	$36,464	$30,838
Operating Income	2,953	4,664	3,712	3,124
Net Income	1,776	2,771	2,176	1,844
	As of	As of the Fiscal Year Ended
	8/4/2006	2/3/2006	1/28/2005	1/30/2004
		(in millions)
Consolidated Balance Sheets
Total Assets	$26,037	$24,639	$21,138	$18,751
Long-term Debt	3,410	3,499	3,060	3,678
Stockholders’ Equity	14,920	14,296	11,535	10,216

For more detailed financial information regarding Lowe’s, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov .

Summary Financial Data

Advance Stores Company Incorporated

Advance Auto – Grand Bay, Alabama

Overview

On September 29, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 1.0 acre site located in Grand Bay, Alabama (the “AA Grand Bay Property”), which was constructed in 2005. The AA Grand Bay Property is 100% leased to Advance Stores Company, Inc. (“Advance Auto”). The AA Grand Bay Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the AA Grand Bay Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering.

Advance Auto – Hurley, Mississippi

Overview

On September 29, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 0.85 acre site located in Hurley, Mississippi (the “AA Hurley Property”), which was constructed in 2005. The AA Hurley Property is 100% leased to Advance Auto. The AA Hurley Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the AA Hurley Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering.

Advance Auto – Rainsville, Alabama

Overview

On September 29, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 0.88 acre site located in Rainsville, Alabama (the “AA Rainsville Property”), which was constructed in 2005. The AA Rainsville Property is 100% leased to Advance Auto. The AA Rainsville Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the AA Rainsville Property was approximately $1.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering.

Advance Auto operates over 2,800 auto parts stores in 40 states, Puerto Rico and the Virgin Islands. Advance Auto has a Standard and Poor’s credit rating of “BB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “AAP.”

In evaluating the AA Grand Bay Property, AA Hurley Property, and the AA Rainsville Property as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the AA Grand Bay Property, AA Hurley Property, and the AA Rainsville Property are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Advance Auto, are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies – Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

Advance Auto currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Advance Auto are taken from its previously filed public reports:

	For the 28 Weeks Ended	For the Fiscal Year Ended
	7/15/2006	12/31/2005	1/1/2005	1/3/2004
		(in thousands)
Consolidated Statements of Operations
Revenues	$2,500,867	$4,264,971	$3,770,297	$3,493,696
Operating Income	236,744	408,492	328,758	288,234
Net Income	137,017	234,725	187,988	124,935
	As of	As of the Fiscal Year Ended
	7/15/2006	12/31/2005	1/1/2005	1/3/2004
		(in thousands)
Consolidated Balance Sheets
Total Assets	$2,622,720	$2,542,149	$2,201,962	$1,983,071
Long-term Debt	392,651	438,800	470,000	445,000
Stockholders’ Equity	933,096	919,771	722,315	631,244

For more detailed financial information regarding Advance Auto, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov .

Summary Financial Data

Gold’s Gym International

Gold’s Gym – O’Fallon, Illinois

Overview

On September 29, 2006, we acquired an approximately 41,000 square foot single-tenant retail building on an approximately 4.5 acre site located in O’Fallon, Illinois (the “GG O’Fallon Property”), which was constructed in 2005. The GG O’Fallon Property is 100% leased to Gold’s St Louis, LLC, which is a wholly-owned subsidiary of Gold’s Gym International, Inc., which guarantees the lease. The GG O’Fallon Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the GG O’Fallon Property was approximately $7.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $5.8 million loan secured by the GG O’Fallon Property.

In evaluating the GG O’Fallon Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location; visibility and access; age of the property; physical condition and curb appeal; neighboring property uses; local market conditions; including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Cole Credit Property Trust II, Inc.

Phoenix, AZ

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the GG O’Fallon Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Post Effective Amendment of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the GG O’Fallon Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE, LLP

Phoenix, Arizona

September 23, 2006

GG O’Fallon Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005 and
the Six Months Ended June 30, 2006 (Unaudited)

		Six Months Ended
	Year Ended	June 30, 2006
	December 31, 2005	(Unaudited)
Revenues:
Rental revenue	$648,461	$304,231
Tenant reimbursement income	588	2,298
Total revenues	649,049	306,529

Expenses:
Property operating expenses	734	-
Insurance expense	-	2,298
Total certain operating expenses	734	2,298

Revenues in excess of certain operating expenses	$648,315	$304,231

?

See accompanying notes to statement of revenues and certain operating expenses.

GG O’Fallon Property

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

and the Six Months Ended June 30, 2006 (Unaudited)

1. Basis of Presentation

Cole Acquisitions I, LLC (“Cole Acquisitions”), an affiliate of Cole Credit Property Trust II, Inc. (the “Company”) and our advisor, Cole Operating Partnership II, LP (“Cole OP II”), has entered into an agreement to purchase an approximately 41,000 square foot single-tenant retail building on an approximately 4.5 acre site located in O’Fallon, Illinois (the “GG O’Fallon Property”). Subject to satisfactory completion of certain conditions to closing, we expect that Cole Acquisitions will assign all of its rights and obligations under the GG O’Fallon Agreement to a wholly-owned subsidiary of Cole OP II prior to closing of the transaction. The GG O’Fallon Property is 100% leased to Gold’s St. Louis, LLC, (“Gold’s St. Louis”) a wholly-owned subsidiary of Gold’s Gym International, Inc. (“Gold’s Gym”) which guarantees the lease. The GG O’Fallon Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the GG O’Fallon Property, exclusive of items which may not be comparable to the proposed future operations of the GG O’Fallon Property. Material amounts that would not be directly attributable to future operating results of the GG O’Fallon Property are excluded, and the financial statements are not intended to be a complete presentation of the GG O’Fallon Property’s revenues and expenses. Items excluded consist of depreciation and interest expense.

2. Significant Accounting Policies

Revenue Recognition

The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3. Lease

The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of December 31, 2005 are as follows:

?

Year ending December 31:
2006	$588,000
2007	588,000
2008	588,000
2009	588,000
2010	588,000
Thereafter	5,260,200
Total	$8,200,200

The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

GG O’Fallon Property

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

and the Six Months Ended June 30, 2006 (Unaudited)

4. Tenant Concentration

As of December 31, 2005, our tenant, Gold’s St. Louis, accounted for 23% of the December 31, 2005 rental income for the GG O’Fallon Property. Prior to the lease commencement date on October 1, 2005, by Gold’s St. Louis, a previous tenant accounted for 77% of the rental income for the same period. If the tenant were to default on their lease, future revenue of the GG O’Fallon Property would be materially and adversely impacted.

5. Commitments and Contingencies

Litigation

The GG O’Fallon Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the GG O’Fallon Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the GG O’Fallon Property may be potentially liable for costs and damages related to environmental matters. The GG O’Fallon Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the GG O’Fallon Property’s results of operations.

Summary Financial Data

Rite Aid Corporation

Rite Aid – Glassport, Pennsylvania

Overview

On October 4, 2006, we acquired an approximately 15,000 square foot single-tenant retail building on an approximately 1.8 acre site located in Glassport, Pennsylvania (the “RA Glassport Property”), which was constructed in 2006. The RA Glassport Property is 100% leased to Rite Aid of Pennsylvania, Inc. (“RA Pennsylvania”) which is a wholly-owned subsidiary of Rite Aid Corporation (“Rite Aid”), which guarantees the lease. The RA Glassport Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the RA Glassport Property was approximately $3.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.3 million loan secured by the RA Glassport Property.

Rite Aid – Hanover, Pennsylvania

Overview

On October 17, 2006, we acquired an approximately 15,000 square foot single-tenant retail building on an approximately 3.9 acre site located in Hanover, Pennsylvania (the “RA Hanover Property”), which was constructed in 2006. The RA Hanover Property is 100% leased to RA Pennsylvania which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Hanover Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the RA Hanover Property was approximately $6.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.1 million loan secured by the RA Hanover Property.

Rite Aid has operates over 3,300 stores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD”.

In evaluating the RA Glassport Property and the RA Hanover Property as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the RA Glassport Property and the RA Hanover Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the RA Glassport Property and RA Hanover Property is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Rite Aid, are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies – Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

Rite Aid currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Rite Aid has been taken from its previously filed public reports:

	For the Six Months Ended	For the Fiscal Year Ended
	9/2/2006	3/4/2006	2/26/2005	2/28/2004
		(in thousands)
Consolidated Statements of Operations
Revenues	$8,625,442	$17,270,968	$16,816,439	$16,600,449
Operating Income	167,336	391,687	486,009	407,494
Net Income	10,625	1,273,006	302,478	83,379
	As of	As of the Fiscal Year Ended
	9/2/2006	3/4/2006	2/26/2005	2/28/2004
		(in thousands)
Consolidated Balance Sheets
Total Assets	$7,035,432	$6,988,371	$5,932,583	$6,245,634
Long-term Debt	2,299,749	2,298,706	2,680,998	3,451,352
Stockholders’ Equity	1,619,633	1,606,921	322,934	(8,277)

For more detailed financial information regarding Rite Aid, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov .

David’s Bridal and RadioShack – Topeka, Kansas

Overview

On October 13, 2006, we acquired an approximately 10,000 square foot multi-tenant retail building constructed in 2006 on an approximately 0.98 acre site in Topeka, Kansas (the “MT Topeka Property”). The MT Topeka Property is 100% leased to two tenants, David’s Bridal, Inc., which is a wholly-owned subsidiary of Federated Department Stores, Inc., and RadioShack Corporation. The purchase price of the MT Topeka Property was approximately $3.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering.

In evaluating the MT Topeka Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location; visibility and access; age of the property; physical condition and curb appeal; neighboring property uses; local market conditions; including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

The MT Topeka Property had no operating history prior to our acquisition of the property on October 13, 2006. Accordingly, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results.

American TV & Appliance of Madison, Inc.

American TV – Peoria, Illinois

Overview

On October 23, 2006, we acquired an approximately 127,000 square foot single-tenant retail building on an approximately 12.5 acre site located in Peoria, Illinois (the “AM Peoria Property”), which was constructed in 2003. The AM Peoria Property is 100% leased to American TV & Appliance of Madison, Inc. The AM Peoria Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the AM Peoria Property was approximately $11.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and the assumption of an approximately $7.4 million loan secured by the AM Peoria Property.

In evaluating the AM Peoria Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location; visibility and access; age of the property; physical condition and curb appeal; neighboring property uses; local market conditions; including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Cole Credit Property Trust II, Inc.

Phoenix, AZ

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the AM Peoria Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Supplement of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the AM Peoria Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE, LLP

Phoenix, Arizona

October 27, 2006

AM Peoria Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005 and
the Nine Months Ended September 30, 2006 (Unaudited)

		Nine Months Ended
	Year Ended	September 30, 2006
	December 31, 2005	(Unaudited)
Revenues:
Rental revenue	$927,517	$695,638

Total revenues	927,517	695,638

Expenses:
Professional & Administrative Expenses	13,830	7,494
Total certain operating expenses	13,830	7,494

Revenues in excess of certain operating expenses	$913,687	$688,144

?

See accompanying notes to statement of revenues and certain operating expenses.

AM Peoria Property

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

and the Nine Months Ended September 30, 2006 (Unaudited)

1. Basis of Presentation

On October 23, 2006, Cole Credit Property Trust II, Inc. (the “Company”) acquired a single-tenant retail building containing approximately 127,000 square feet of rentable space located on an approximately 12.5 acre site in Peoria, Illinois (the “AM Peoria Property”). The AM Peoria Property is 100% leased to American TV & Appliance of Madison, Inc. (“American TV”), pursuant to a net lease.

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the AM Peoria Property, exclusive of items which may not be comparable to the proposed future operations of the AM Peoria Property. Material amounts that would not be directly attributable to future operating results of the AM Peoria Property are excluded, and the financial statements are not intended to be a complete presentation of the AM Peoria Property’s revenues and expenses. Items excluded consist of depreciation and interest expense.

2. Significant Accounting Policies

Revenue Recognition

The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3. Lease

The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of December 31, 2005 are as follows:

Year ending December 31:
2006	$840,750
2007	840,750
2008	861,769
2009	924,825
2010	924,825
Thereafter	7,629,826
Total	$12,022,725

The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4. Tenant Concentration

For the year ended December 31, 2005, our sole tenant, American TV accounted for 100% of the annual rental income for the AM Peoria Property. If the tenant were to default on their lease, future revenue of the AM Peoria Property would be materially and adversely impacted.

5. Commitments and Contingencies

Litigation

The AM Peoria Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the AM Peoria Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the AM Peoria Property may be potentially liable for costs and damages related to environmental matters. The AM Peoria Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the AM Peoria Property’s results of operations.

Summary Financial Data

Probable Acquisitions

Office Depot, Inc.

Office Depot – Oxford, Mississippi

Series C, an affiliate of our advisor, has entered into an agreement to purchase an approximately 20,000 square foot single-tenant retail building on an approximately 2.7 acre site located in Oxford, Mississippi (the “OD Oxford Property”). Subject to satisfactory completion of certain conditions to closing, we expect that Series C will assign all of its rights and obligations under the OD Oxford Agreement to a wholly-owned subsidiary of Cole OP II prior to closing of the transaction. The OD Oxford Property is 100% leased to Office Depot, Inc. (“Office Depot”). The OD Oxford Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the OD Oxford Property will be approximately $3.5 million, exclusive of closing costs. We expect to purchase the OD Oxford Property with proceeds from our ongoing public offering and an approximately $2.3 million loan to be secured by the OD Oxford Property. We expect the loan to be a ten-year fixed rate, interest only loan.

Office Depot – Enterprise, Alabama

Cole Acquisitions, an affiliate of our advisor, has entered into an agreement to purchase an approximately 20,000 square foot single-tenant retail building on an approximately 4.2 acre site located in Enterprise, Alabama (the “OD Enterprise Property”). Subject to satisfactory completion of certain conditions to closing, we expect that Cole Acquisitions will assign all of its rights and obligations under the OD Enterprise Agreement to a wholly-owned subsidiary of Cole OP II prior to closing of the transaction. The OD Enterprise Property is 100% leased to Office Depot. The OD Enterprise Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the OD Enterprise Property will be approximately $2.9 million, exclusive of closing costs. We expect to purchase the OD Enterprise Property with proceeds from our ongoing public offering and an approximately $1.9 million loan to be secured by the OD Enterprise Property. We expect the loan to be a ten-year fixed rate, interest only loan.

Office Depot is a global supplier of office products and services. Office Depot has a Standard & Poor’s credit rating of “BBB-“ and it’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “ODP”.

The OD Oxford Property and OD Enterprise Property will have no operating history prior to our acquisition of the properties. Accordingly, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results.

Cole Credit Property Trust II, Inc.

Pro Forma Consolidated Balance Sheet

As of June 30, 2006

(Unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the properties described in Note B to the Pro Forma Consolidated Balance Sheet on June 30, 2006. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, the Company is offering for sale to the public on a “best efforts” basis a minimum of 250,000 and a maximum of 45,000,000 shares of its common stock at a price of $10 per share, subject to volume and other discounts (the “Offering”). On September 23, 2005, the Company issued the initial shares under the Offering and commenced its principal operations. Prior to such date, the Company was considered a development stage company and did not have any operations.

This Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transactions on June 30, 2006, nor does it purport to represent its future financial position.

	June 30, 2006	Current Acquisition	Pro Forma
	As Reported	Pro Forma Adjustments	June 30, 2006
ASSETS	(a)	(b)
Real estate assets, at cost:
Land	$58,061,773	$28,750,895	$86,812,668
Buildings and improvements, less accumulated depreciation of $1,597,056 at June 30, 2006	141,977,524	68,982,196	210,959,720
Intangible lease assets, less accumulated amortization of $770,802 at June 30, 2006	26,491,408	11,899,546	38,390,954
Total real estate assets	226,530,705	109,632,637	336,163,342
Cash	3,344,877	(3,344,877)	—
Restricted cash	5,083,390	—	5,083,390
Rents and tenant receivables	649,183	—	649,183
Prepaid expenses and other assets	193,202	—	193,202
Deferred financing costs, less accumulated amortization of $193,545 at June 30, 2006	1,867,331	1,596,109	3,463,440
Total assets	$237,668,688	$107,883,869	$345,552,557

LIABLITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable	$129,987,739	$68,727,971	$198,715,710
Notes payable to affiliates	—	—	—
Accounts payable and accrued expenses	1,035,422	—	1,035,422
Escrowed investor proceeds	5,083,390	—	5,083,390
Due to affiliates	16,847	—	16,847
Acquired below market lease intangibles, less accumulated amortization of $19,650 at June 30, 2006	1,193,809	1,077,090	2,270,899
Distributions payable	536,858	—	536,858
Total liabilities	137,854,065	69,805,061	207,659,126
Redeemable common stock	782,538	—	782,538
Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding at June 30, 2006	—	—	—
Common stock, $.01 par value, 90,000,000 shares authorized, 11,375,420 issued and outstanding at June 30, 2006	113,754	42,310	156,064
Capital in excess of par value	101,580,706	38,036,498	139,617,204
Accumulated distributions in excess of earnings	(2,662,375)	—	(2,662,375)
Total stockholders' equity	99,032,085	38,078,808	137,110,893
Total liabilities and stockholders' equity	$237,668,688	$107,883,869	$345,552,557

Cole Credit Property Trust II, Inc.

Pro Forma Consolidated Statement of Operations

For the Period Ended June 30, 2006

(Unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties describe in Note B to the Pro Forma Consolidated Statements of Operations on January 1, 2005 or the date significant operations commenced.

This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2006, nor does it purport to represent its future operations.

	For the			Pro Forma for
	Six Months Ended	Current Acquisitions		the Six Months Ended
	June 30, 2006 As Reported	Pro Forma Adjustments		June 30, 2006
Revenues:	(a)	(c)
Rental income	$6,287,279	$6,690,672	(d)	$12,977,951

Expenses:
General and administrative	540,856	41,167		582,023
Property operating expenses	294,424	635,283		929,707
Property and asset management fees	301,368	308,693	(e) (f)	610,061
Depreciation	1,445,573	1,793,084	(g)	3,238,657
Amortization	662,547	625,011	(g)	1,287,558
Total operating expenses	3,244,768	3,403,238		6,648,006
Real estate operating income	3,042,511	3,287,434		6,329,945

Other income (expense)
Interest income	87,764	—		87,764
Interest expense	(3,494,710)	(2,590,754	) (h)	(6,085,464)
Total other income (expense)	(3,406,946)	(2,590,754)		(5,997,700)
Net income (loss)	$(364,435)	$696,680		$332,245

Weighted average number of common shares outstanding
Basic and diluted	6,587,125	9,019,254	(i)	15,606,379

Net income (loss) per common share	$(0.06)			$0.02

Cole Credit Property Trust II, Inc.

Notes to Pro Forma Consolidated Financial Statements

June 30, 2006

(Unaudited)

a.	Reflects the Company’s historical balance sheet as of June 30, 2006, and the Company’s historical results of operations for the six months ended June 30, 2006.

b.	Reflects preliminary purchase price allocations related to the following acquisitions (collectively the “Pro Forma Properties”):

Completed Acquisitions

The AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the AA Duluth Property, the WG Picayune Property, the AA Hurley Property, the AA Grand Bay Property, the AA Rainsville Property, the LO Midland Property, the LO Lubbock Property, the KO Wichita Property, the GG O’Fallon Property, the RA Glassport Property and the AM Peoria Property.

Probable Acquisitions

The TS La Grange Property and the ST Peru Property.

c.	Reflects the pro forma results of operations for the six months ended June 30, 2006 for the following properties (collectively the “2006 Acquisitions”):

The AS Macon Property, the DB Lenexa Property, the CV Scioto Trail Property, the DH Hickory Property, the RA Enterprise Property, the RA Wauseon Property, the RA Saco Property, the ST Crossville Property, the MT Spring Property, the MT Denver Property, the MF Chandler Property, the Wawa Portfolio Properties, the MT Lakewood Property, the RA Cleveland Property, the RA Fremont Property, the WG Knoxville Property, the CV Madison Property, the RA Defiance Property, the CO San Antonio Property, the DG Crossville Property, the DG Ardmore Property, the DG Livingston Property, the WT Arnold Property, the AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the OT Oxford Property, the SP Wichita Property, the CV Portsmouth Property, the AA Greenfield Property, the AA Trenton Property, the RA Lansing Property, the AA Duluth Property, the WG Picayune Property the AA Hurley Property, the AA Grand Bay Property, the AA Rainsville Property, the LO Midland Property, the LO Lubbock Property, the KO Wichita Property, the GG O’Fallon Property, the RA Glassport Property, the MT Topeka Property, the RA Hanover Property the AM Peoria Property, the TS La Grange Property, and the ST Peru Property.

d.	Represents the straight line rental revenues for the 2006 Acquisitions in accordance with their respective lease agreements.

e.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the 2006 Acquisitions asset value payable to our Advisor.

f.	Reflects the property management fee equal to 2% of gross revenues of the 2006 Acquisitions payable to an affiliate of our Advisor.

g.

Represents depreciation and amortization expense for the 2006 Acquisitions. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lease term
Intangible lease assets	Lesser of useful life or lease term

h.

Represents interest expense associated with the debt incurred to finance the acquisitions of the 2006 Acquisitions. The loan terms are as follows:

Fixed Rate Tranches
Property	Loan Amount	Interest Rate	Maturity
AS Macon	$ 3,478,000	5.69%	January 11, 2016
DB Lenexa	1,799,000	5.86%	January 11, 2011
RA Enterprise	2,043,000	5.80%	February 11, 2016
RA Wauseon	2,142,000	5.80%	February 11, 2016
ST Crossville	1,885,000	5.71%	February 11, 2011
RA Saco	1,375,000	5.82%	February 11, 2011
MT Denver	12,025,000	5.57%	March 1, 2011
DH Hickory	2,763,000	5.80%	March 11, 2011
MT Spring	5,940,000	5.63%	April 1, 2016
CV Scioto	1,424,000	5.67%	March 11, 2011
MT Lakewood	1,348,000	5.77%	May 11, 2011
RA Cleveland	1,413,000	6.05%	May 11, 2011
RA Fremont	1,388,000	6.05%	May 11, 2011
WG Knoxville	3,088,000	5.80%	May 11, 2011
CO San Antonio	2,461,000	5.86%	May 11, 2011
RA Defiance	2,321,000	5.76%	January 11, 2016
CV Madison	2,809,000	5.60%	February 11, 2016
DG Ardmore	1,804,000	5.79%	June 11, 2016
DG Crossville	2,400,000	5.75%	June 11, 2016
DG Livingston	2,285,000	5.79%	July 11, 2016
RA Lansing	1,041,000	5.90%	July 1, 2016
AA Columbia Heights	1,038,000	5.83%	July 11, 2016
AA Fergus Falls	722,000	5.83%	July 12, 2016
CV Okeechobee	4,076,000	5.60%	February 11, 2016
OD Dayton	2,130,000	5.73%	January 11, 2016
AA Holland	1,193,000	5.83%	April 11, 2016
AA Holland Township	1,231,000	5.83%	April 11, 2016
AA Zeeland	1,057,000	5.83%	April 11, 2016
CV Orlando	3,016,000	5.68%	April 11, 2016
OD Greenville	2,192,000	5.76%	March 11, 2011
OD Warrensburg	1,810,000	5.85%	April 11, 2011
CV Gulfport	2,611,000	5.28%	April 11, 2016
AA Grand Forks	840,000	5.87%	September 11, 2016
CV Clinton	1,983,000	5.74%	September 11, 2016
OT Oxford	5,175,000	6.11%	September 1, 2016
WG Picayune	2,766,000	5.53%	October 11, 2016
LO Midland	7,150,000	6.11%	September 1, 2016
LO Lubbock	7,475,000	6.11%	September 1, 2016
GG O’Fallon	3,650,000	5.83%	September 1, 2016
KO Wichita	5,192,000	6.11%	September 1, 2016
AA Duluth	860,000	5.87%	October 11, 2016
RA Glassport	2,325,000	6.09%	November 1, 2016
RA Hanover	4,115,000	6.11%	November 1, 2016
AM Peoria	7,358,971	6.00%	October 1, 2018
TS La Grange	1,677,000	5.58%	December 1, 2016
ST Peru	1,929,000	4.99%	December 1, 2014

Variable Rate Tranches
Property	Loan Amount	Interest Rate	Maturity
AS Macon	$ 802,000	Libor plus 2%	April 6, 2006
DB Lenexa	817,000	Libor plus 2%	April 11, 2006
RA Enterprise	928,000	Libor plus 2%	April 26, 2006
RA Wauseon	973,000	Libor plus 2%	April 26, 2006
ST Crossville	435,000	Libor plus 2%	April 26, 2006
RA Saco	625,000	Libor plus 2%	April 27, 2006
MT Denver	2,275,000	Libor plus 2%	December 31, 2006
MF Chandler	4,690,400	Libor plus 2%	December 31, 2006
DH Hickory	637,000	Libor plus 2%	May 22, 2006
CV Scioto	329,000	Libor plus 2%	June 8, 2006
Wawa Portfolio	7,234,787	Libor plus 2.2%	February 26, 2010
MT Lakewood	612,000	Libor plus 2%	July 20, 2006
RA Cleveland	642,000	Libor plus 2%	July 27, 2006
RA Fremont	632,000	Libor plus 2%	July 27, 2006
WG Knoxville	712,000	Libor plus 2%	August 8, 2006
CO San Antonio	1,119,000	Libor plus 2%	July 25, 2006
DG Ardmore	416,000	Libor plus 2%	September 9, 2006
AA Columbia Heights	346,000	Libor plus 2%	October 6, 2006
AA Fergus Falls	241,000	Libor plus 2%	October 6, 2006
AA Grand Forks	280,000	Libor plus 2%	November 15, 2006
CV Clinton	457,000	Libor plus 2%	December 24, 2006
WG Picayune	638,000	Libor plus 2%	January 12, 2007
GG O’Fallon	2,190,000	Libor plus 2%	January 12, 2007
AA Duluth	286,000	Libor plus 2%	December 22, 2006

The variable rate tranches have a 90 day repayment term. As such, the interest expense for the six months ended June 30, 2006 include 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

i.

Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on June 30, 2006 as though they were issued on January 1, 2005. As the Company had insufficient capital at January 1, 2005 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of June 30, 2006 were outstanding on January 1, 2005.

Cole Credit Property Trust II, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005

(Unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties indicated in Note B and Note C to the Pro Forma Consolidated Statement of Operations on January 1, 2005 or the date significant operations commenced.

This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2005, nor does it purport to represent its future operations.

						Pro Forma,
		Total		Total		For the Year
	For the Year Ended	2005 Acquisitions		2006 Acquisitions		Ended
	December 31, 2005	Pro Forma		Pro Forma		December 31,
	As Reported	Adjustments		Adjustments		2005
	(a)	(b)		(c)
Revenues:
Rental income	$741,669	$3,801,847	(d)	$14,812,364	(d)	$19,355,880

Expenses:
General and administrative	156,252	53,333	(k)	55,167		264,752
Property operating expenses	—	203,555		1,052,547		1,256,102
Property and asset management fees	38,768	222,128	(e) (f)	710,914	(e) (f)	971,810
Depreciation	151,472	870,723	(g)	3,931,258	(g)	4,953,453
Amortization	69,939	479,926	(g)	1,490,434	(g)	2,040,299
Total operating expenses	416,431	1,829,665		7,240,320		9,486,416

Real estate operating income	325,238	1,972,182		7,572,044		9,869,464

Other Income (Expense):
Interest income	27,557	—		—		27,557
Interest expense	(467,386)	(2,009,975)	(i)	(6,195,315)	(h)	(8,672,676)
Total other income (expense)	(439,829)	(2,009,975)		(6,195,315)		(8,645,119)

Net Income (Loss)	$(114,591)	$(37,793)		$1,376,729		$1,224,345

Weighted average number of common shares outstanding
Basic and Diluted	411,909	1,810,145	(j)	8,747,651	(j)	10,969,705

Net income (loss) per common share
Basic and Diluted	$(0.28)					$0.11

Cole Credit Property Trust II, Inc.

Notes to Pro Forma Consolidated Financial Statements

December 31, 2005

(Unaudited)

a.

Reflects the Company’s historical results of operations for the year ended December 31, 2005. On September 23, 2005, the Company issued the initial shares under the Offering and commenced its principal operations. Prior to such date, the Company was considered a development stage company and did not have any operations.

b.

Reflects the proforma results of operations for the year ended December 31, 2005 for the following properties (collectively, the “2005 Acquisitions”): the TS Parkersburg Property, the WG Brainerd Property, the PT Auburn Hills Property, the RA Alliance Property, the WG SL Properties, the WG Olivette Property, the WG Columbia Property, the CV Alpharetta Property, the CV Richland Hills Property, the LO Enterprise Property, the FE Rockford Property, and the LZ Glendale Property.

c.	Reflects the Pro Forma results of operations for the year ended December 31, 2005 for the following properties (collectively, the “2006 Acquisitions”):

Completed Acquisitions

The AS Macon Property, the DB Lenexa Property, the CV Scioto Trail Property, the DH Hickory Property, the RA Enterprise Property, the RA Wauseon Property, the RA Saco Property, the ST Crossville Property, the MT Spring Property, the MT Denver Property, the MF Chandler Property, the Wawa Portfolio Properties, the MT Lakewood Property, the RA Cleveland Property, the RA Fremont Property, the WG Knoxville Property, the CV Madison Property, the RA Defiance Property, the CO San Antonio Property, the DG Crossville Property, the DG Ardmore Property, the DG Livingston Property, the WT Arnold Property, the AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the OT Oxford Property, the SP Wichita Property, the CV Portsmouth Property, the AA Greenfield Property, the AA Trenton Property, the RA Lansing Property, the AA Duluth Property, the WG Picayune Property the AA Hurley Property, the AA Grand Bay Property, the AA Rainsville Property, the LO Midland Property, the LO Lubbock Property, the KO Wichita Property, the GG O’Fallon Property, the RA Glassport Property, the MT Topeka Property, the RA Hanover Property, and the AM Peoria Property.

Probable Acquisitions

The TS La Grange Property and the ST Peru Property.

d.	Represents the straight line rental revenues for the 2005 Acquisitions and the 2006 acquisitions in accordance with their respective lease agreements.

e.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the 2005 Acquisitions and 2006 Acquisitions Property asset value payable to our Advisor.

f.	Reflects the property management fee equal to 2% of gross revenues of the 2005 Acquisitions and 2006 Acquisitions payable to an affiliate of our Advisor.

g.

Represents depreciation and amortization expense for the 2005 Acquisitions and 2006 Acquisitions. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lease term
Intangible lease assets	Lesser of useful life or lease term

h.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2006 Acquisitions. The loan terms are as follows:

Fixed Rate Tranches
Property	Loan Amount	Interest Rate	Maturity
AS Macon	$ 3,478,000	5.69%	January 11, 2016
DB Lenexa	1,799,000	5.86%	January 11, 2011
RA Enterprise	2,043,000	5.80%	February 11, 2016
RA Wauseon	2,142,000	5.80%	February 11, 2016
ST Crossville	1,885,000	5.71%	February 11, 2011
RA Saco	1,375,000	5.82%	February 11, 2011
MT Denver	12,025,000	5.57%	March 1, 2011
DH Hickory	2,763,000	5.80%	March 11, 2011
MT Spring	5,940,000	5.63%	April 1, 2016
CV Scioto	1,424,000	5.67%	March 11, 2011
MT Lakewood	1,348,000	5.77%	May 11, 2011
RA Cleveland	1,413,000	6.05%	May 11, 2011
RA Fremont	1,388,000	6.05%	May 11, 2011
WG Knoxville	3,088,000	5.80%	May 11, 2011
CO San Antonio	2,461,000	5.86%	May 11, 2011
RA Defiance	2,321,000	5.76%	January 11, 2016
CV Madison	2,809,000	5.60%	February 11, 2016
DG Ardmore	1,804,000	5.79%	June 11, 2016
DG Crossville	2,400,000	5.75%	June 11, 2016
DG Livingston	2,285,000	5.79%	July 11, 2016
RA Lansing	1,041,000	5.90%	July 1, 2016
AA Columbia Heights	1,038,000	5.83%	July 11, 2016
AA Fergus Falls	722,000	5.83%	July 12, 2016
CV Okeechobee	4,076,000	5.60%	February 11, 2016
OD Dayton	2,130,000	5.73%	January 11, 2016
AA Holland	1,193,000	5.83%	April 11, 2016
AA Holland Township	1,231,000	5.83%	April 11, 2016
AA Zeeland	1,057,000	5.83%	April 11, 2016
CV Orlando	3,016,000	5.68%	April 11, 2016
OD Greenville	2,192,000	5.76%	March 11, 2011
OD Warrensburg	1,810,000	5.85%	April 11, 2011
CV Gulfport	2,611,000	5.28%	April 11, 2016
AA Grand Forks	840,000	5.87%	September 11, 2016
CV Clinton	1,983,000	5.74%	September 11, 2016
OT Oxford	5,175,000	6.11%	September 1, 2016
WG Picayune	2,766,000	5.53%	October 11, 2016
LO Midland	7,150,000	6.11%	September 1, 2016
LO Lubbock	7,475,000	6.11%	September 1, 2016
GG O’Fallon	3,650,000	5.83%	September 1, 2016
KO Wichita	5,192,000	6.11%	September 1, 2016
AA Duluth	860,000	5.87%	October 11, 2016
RA Glassport	2,325,000	6.09%	November 1, 2016
RA Hanover	4,115,000	6.11%	November 1, 2016
AM Peoria	7,358,971	6.00%	October 1, 2018
TS La Grange	1,677,000	5.58%	December 1, 2016
ST Peru	1,929,000	4.99%	December 1, 2014

Variable Rate Tranches
Property	Loan Amount	Interest Rate	Maturity
AS Macon	$ 802,000	Libor plus 2%	April 6, 2006
DB Lenexa	817,000	Libor plus 2%	April 11, 2006
RA Enterprise	928,000	Libor plus 2%	April 26, 2006
RA Wauseon	973,000	Libor plus 2%	April 26, 2006
ST Crossville	435,000	Libor plus 2%	April 26, 2006
RA Saco	625,000	Libor plus 2%	April 27, 2006
MT Denver	2,275,000	Libor plus 2%	December 31, 2006
MF Chandler	4,690,400	Libor plus 2%	December 31, 2006
DH Hickory	637,000	Libor plus 2%	May 22, 2006
CV Scioto	329,000	Libor plus 2%	June 8, 2006
Wawa Portfolio	7,234,787	Libor plus 2.2%	February 26, 2010
MT Lakewood	612,000	Libor plus 2%	July 20, 2006
RA Cleveland	642,000	Libor plus 2%	July 27, 2006
RA Fremont	632,000	Libor plus 2%	July 27, 2006
WG Knoxville	712,000	Libor plus 2%	August 8, 2006
CO San Antonio	1,119,000	Libor plus 2%	July 25, 2006
DG Ardmore	416,000	Libor plus 2%	September 9, 2006
AA Columbia Heights	346,000	Libor plus 2%	October 6, 2006
AA Fergus Falls	241,000	Libor plus 2%	October 6, 2006
AA Grand Forks	280,000	Libor plus 2%	November 15, 2006
CV Clinton	457,000	Libor plus 2%	December 24, 2006
WG Picayune	638,000	Libor plus 2%	January 12, 2007
GG O’Fallon	2,190,000	Libor plus 2%	January 12, 2007
AA Duluth	286,000	Libor plus 2%	December 22, 2006

The variable rate tranches have a 90 day repayment term. As such, the interest expense for six months ended June 30, 2006 include 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

i.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2005 Acquisitions. The loan terms are as follows:

Fixed Rate Tranches
Property	Loan Amount	Interest Rate	Maturity
TS Parkersburg Property	$1,793,000	5.57%	October 11, 2015
WG Brainerd Property	2,814,000	5.44%	October 11, 2015
WG SL Properties	10,660,000	5.48%	November 11, 2015
WG Olivette Property	5,386,432	5.15%	July 11, 2008
WG Columbia Property	4,493,973	5.15%	July 11, 2008
CV Alpharetta Property	2,015,000	5.52%	December 11, 2010
CV RH Property	2,379,000	5.52%	December 11, 2010
LO Enterprise Property	4,859,000	5.52%	December 11, 2010
FE Rockford Property	3,998,000	5.61%	December 11, 2010
LZ Glendale Property	3,415,000	5.76%	November 11, 2010

Variable Rate Tranches
Property	Loan Amount	Interest Rate	Maturity
TS Parkersburg Property	$814,000	Libor plus 2%	December 26, 2005
WG Brainerd Property	649,000	Libor plus 2%	January 4, 2006
PT Auburn Hills Property	12,980,000	Libor plus 2%	December 14, 2006
PT Auburn Hills Property	4,720,000	Libor plus 2%	April 14, 2006
WG SL Properties	2,460,000	Libor plus 2%	February 2, 2006
CV Alpharetta Property	465,000	Libor plus 2%	March 1, 2006
CV RH Property	549,000	Libor plus 2%	March 8, 2006
LO Enterprise Property	1,121,000	Libor plus 2%	March 1, 2006
FE Rockford Property	922,000	Libor plus 2%	March 10, 2006
LZ Glendale Property	1,138,000	Libor plus 2%	January 25, 2006

j.

Represents a pro forma adjustment to the weighted average common shares outstanding to reflect the acceptance of shares of common stock needed to provide for the cash purchase price of the Prior Year Acquisitions. As the Company had insufficient capital at January 1, 2005 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of December 31, 2005 were outstanding on January 1, 2005.

k.

Included in general and administrative expenses is $30,000 of unrecognized compensation expense. Had SFAS No. 123R been implemented in 2005, we would have experienced a $30,000 reduction in net income.